Exhibit 99.2 FIRST QUARTER 2019 EARNINGS PRESENTATION April 25, 2019

DISCLAIMER Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook” or similar expressions.  Forward- looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.   Non-GAAP Measures This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation. 2

FIRST QUARTER 2019 UPDATE1 Net income available to common equity of $83 million, or $0.50 per common share Growing Commercial Improving Expense Seasonal Deposit Ongoing Capital and Business Lending Trends Flows Optimization ▪ Average commercial and business ▪ Average deposits increased 1% loans up 4% ▪ Average network deposits Commercial ▪ General commercial growth decreased by $184 million from and was >5% Deposit 1Q 2018 Business ▪ Growth across most specialty Management ▪ Loans/deposits ratio was 91% at Lending verticals period end ▪ Noninterest expense decreased 1% ▪ Repurchased $30 million of common stock during 1Q 2019 ▪ FDIC expense decreased $2 million ▪ Common equity Tier 1 capital ratio Expense Capital of 10.29% at period end Trends Optimization 1 Unless otherwise noted, all comparisons are made with reference to fourth quarter 2018 results. 3

LOAN PORTFOLIO - QUARTERLY TRENDS1 Average Quarterly Loans Average Net Loan Change (from 4Q 2018) ($ in billions) ($ in millions) YoY General commercial $264 Growth $23.0 $23.0 $22.8 $23.1 $22.1 Power & utilities $108 $7.7 Residential mortgage $52 $7.3 $7.9 $8.0 $8.4 15% Total Commercial & REIT $28 business loans: +$357 million (+4%) Oil & Gas $17 $8.3 $8.3 $8.1 $8.3 $8.4 4% $(11) CRE - investor $(18) Home equity & other consumer $1.3 $1.3 $1.3 $1.3 $1.2 $(61) Mortgage warehouse $5.4 $5.7 $5.4 $5.2 $5.1 $(81) Real estate construction 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 Home equity & other consumer Residential mortgage Commercial real estate Commercial & business 1 First quarter 2018 includes Bank Mutual loans for two months, from 2/1/2018 through 3/31/2018. 4

DEPOSIT PORTFOLIO TRENDS1 Average Quarterly Deposits Avg. Quarterly Network Transaction Deposits ($ in billions) ($ in billions) $24.7 $24.2 $24.6 16% 17% $23.7 $23.6 15% 10% 9% $5.3 $5.4 $5.0 $5.1 $5.1 $3.6 $2.9 $3.4 $2.4 $2.2 $5.0 $4.7 $4.5 $4.7 $4.8 1Q 2015 1Q 2016 1Q 2017 1Q 2018 1Q 2019 Network transaction deposit percent of total deposits $1.9 $2.1 $1.7 $1.9 $2.0 Quarter-end Loan to Deposit Ratio $7.4 $7.2 $7.2 $7.5 $7.1 98% 96% 94% 94% 95% $2.7 $2.6 $3.0 $3.1 $3.1 91% 90% $2.4 $2.1 $2.0 $1.9 $2.2 89% 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 1Q 2Q 3Q 4Q Network transaction deposits Time deposits Historical Quarter-end Range 2014 - 2019 2019 Money market Savings Historical Quarter-end Range 2014 - 2018 Interest-bearing demand Noninterest-bearing demand 1First quarter 2018 includes Bank Mutual deposits for two months, from 2/1/2018 through 3/31/2018. 5

NET INTEREST INCOME - QUARTERLY TRENDS Net Interest Income Average Yields ($ in millions) 5.51% $226 5.06% 5.19% $5 $224 4.98% 4.62% $5 $219 $5 $2 $1 $2 $216 4.78% 4.86% $1 $4 $3 $1 4.52% 4.56% $210 $1 $2 $1 $2 $2 4.14% $4 $1 3.52% 3.54% 3.32% 3.36% 3.45% 2.78% 2.56% 2.61% 2.70% $214 $211 $213 2.44% $210 1.51% $203 1.26% 1.39% 1.08% 0.90% 1.30% 1.03% 1.14% 0.73% 0.83% 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 Commercial real estate Bank Mutual prepayments and other adjustments Investments and other loans Bank Mutual acquisition related purchase loan accretion, net Commercial and business Total interest-bearing liabilities 1 lending loans Other prepayments and interest recoveries Total residential Day count effect on NII versus a 90-day quarter Total interest-bearing deposits mortgage loans Net interest income net of purchased loan accretion, prepayments, interest recoveries and day count effect 6 1Includes recognition of fees and costs upon repayment or refinancing other than Bank Mutual related.

NET INTEREST MARGIN - QUARTERLY TRENDS Quarterly NIM Trends 3Q18 to 4Q18 Walkdown Loan and funding Fed mix, other 3.02%3.03% 3.02% Funds - Day changes Other LIBOR -12 bps BKMU count Prepymts spread 0.13% 0.10% QoQ Accrn & 0.06% 2.92% 2.92% - % 2.90% Prepymts Prepymts 0.03% (0.02%) 0.05% 0.02% and 0.09% 0.03% 0.07% 0.03% 0.03% accretion 0.02% 3.02% 0.03% 2.92% 2.87% 2.86% +5 bps 2.84% YoY 3Q 2018 4Q 2018 2.82% 2.80% 4Q18 to 1Q19 Walkdown BKMU Accrn & Prepymts 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 Other Fed Loan and Prepymts Funds - funding Bank Mutual acquisition related purchased loan (0.08%) LIBOR mix, other accretion, prepayments and other adjustments spread Day changes 3.02% count (0.04%) Other prepayments and interest recoveries1 (0.01%) 0.04% Day count effect on NIM versus a 90-day quarter (0.03%) 2.90% Net interest margin excluding purchased loan accretion, prepayments, interest recoveries and day count effect 4Q 2018 1Q 2019 7 1Includes recognition of fees and costs upon repayment or refinancing other than Bank Mutual related.

NONINTEREST INCOME - QUARTERLY TRENDS ($ IN MILLIONS) Banking and Wealth Management Fees $52 $52 $50 $51 $49 $93 $4 $4 $4 $5 $90 $91 $4 $88 $10 $9 $10 $10 $9 $84 $16 $16 $17 $16 $15 $21 $20 $21 $20 $20 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 Other fee-based rev. Service charges Card-based fees Wealth management fees Insurance Commissions and Fees $73 $75 $74 $74 $74 $25 $24 $23 $22 $21 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 Fee-based revenue1 1Fee-based revenue, a non-GAAP financial measure, is the sum of insurance commissions, wealth management fees, service charges and deposit account fees, card- based fees and other fee-based revenue. Please refer to the appendix for a reconciliation of fee-based revenue to total noninterest income. 8

NONINTEREST EXPENSE - QUARTERLY TRENDS
($ IN MILLIONS)



$213
$21
$75
$118
$211
$7
$80
$124
$204
$2
$78
$124
$193
$78
$117
$192
$1
$71
$120
1Q 2018
2Q 2018
3Q 2018
4Q 2018
1Q 2019
Personnel
Other
Acquisition related costs

Period End Branch Count and Average FTE



4,637
4,792
4,707
4,659
4,660
271
237
236
236
233
1Q 2018
2Q 2018
3Q 2018
4Q 2018
1Q 2019
Period End Branches
Average Full Time Employee

Efficiency Ratio[1]



70.8%
65.8%
66.1%
62.4%
63.3%
62.8%
62.1%
63.7%
61.2%
61.6%
1Q 2018
2Q 2018
3Q 2018
4Q 2018
1Q 2019
Federal Reserve efficiency ratio
Adjusted efficiency ratio

[1]The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization and acquisition related costs, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net and acquisition related costs. Please refer to the appendix for a reconciliation of the Federal Reserve efficiency ratio to the adjusted efficiency ratio.

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CREDIT QUALITY - QUARTERLY TRENDS ($ IN MILLIONS) Potential Problem Loans Nonaccrual Loans $282 $242 $236 $250 $241 $209 $204 $154 $156 $128 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 Net Charge Offs Allowance for Loan Losses to Loans 1.1% 1.1% $12 1.0% 1.0% 1.0% $9 $8 $7 $0 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 10

2019 OUTLOOK ▪ This outlook reflects a stable to improving economy and no Fed Funds rate changes. We may adjust our outlook if, and when, we have more clarity on these factors. ▪ We received regulatory approval for the acquisition of the Wisconsin branch banking operations of Huntington Bank and continue to expect this transaction will close in June 2019. ▪ 3% - 6% annual average loan growth ▪ Approximately $800M for 2019 noninterest expense ▪ Maintain loan to deposit ratio under ▪ Adjusted efficiency ratio1 Balance Sheet 100% Expense expected to improve by Management Management ~100 bps ▪ Flat to slightly lower full-year 2019 NIM, based on no additional Fed ▪ Effective tax rate: 21% - 23% rate action for full year 2019 ▪ Approximately $360M - $375M ▪ Provision expected to adjust full-year noninterest income with changes to risk grade, other indications of credit ▪ Improving year over year fee- Capital & quality, and loan volume Fee based revenues Credit Businesses Management ▪ Continue to follow stated corporate priorities for capital deployment 1The 2019 Outlook includes the adjusted efficiency ratio which is a non-GAAP financial measure.  This non-GAAP measure excludes acquisition related costs which by their nature are unpredictable and have low visibility.  Estimates of these unpredictable and low visibility costs for 2019 which would be included in the GAAP efficiency measurement of the Federal Reserve Board are, therefore, unavailable. 11

APPENDIX

RECONCILIATION AND DEFINITIONS OF NON-GAAP ITEMS

Efficiency Ratio	1Q19	4Q18	3Q18	2Q18	1Q18
Federal Reserve efficiency ratio	63.32 %	62.39 %	66.12 %	65.77 %	70.76 %
Fully tax-equivalent adjustment	(0.77)%	(0.75)%	(0.75)%	(0.65)%	(0.66)%
Other intangible amortization	(0.73)%	(0.72)%	(0.73)%	(0.68)%	(0.51)%
Fully tax-equivalent efficiency ratio[1]	61.83 %	60.93 %	64.66 %	64.45 %	69.60 %
Acquisition related costs adjustment	(0.20)%	0.31 %	(0.94)%	(2.40)%	(6.80)%
Fully tax-equivalent efficiency ratio, excluding acquisition related costs (adjusted efficiency ratio)[1]	61.63 %	61.24 %	63.72 %	62.05 %	62.80 %

The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization and acquisition related costs, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net and acquisition related costs.

Fee-based Revenue ($ millions)[1]	1Q19	4Q18	3Q18	2Q18	1Q18
Insurance commissions and fees	$ 25	$ 21	$ 22	$ 24	$ 23
Wealth management fees	20	20	21	20	21
Service charges and deposit account fees	15	16	17	16	16
Card-based fees	9	10	10	10	9
Other fee-based revenue	4	5	4	4	4
Fee-based revenue	$ 74	$ 74	$ 74	$ 75	$ 73
Other	17	11	14	18	17
Total noninterest income	$ 91	$ 84	$ 88	$ 93	$ 90

[1]This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods.

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RECONCILIATION AND DEFINITIONS OF NON-GAAP ITEMS

Net interest income	1Q19	4Q18	3Q18	2Q18	1Q18
Net interest income	$ 216	$ 224	$ 219	$ 226	$ 210
Bank Mutual prepayments and other adjustments	—	(5)	(1)	(5)	(2)
Bank Mutual acquisition related purchase loan accretion	(1)	(2)	(4)	(5)	(4)
Other prepayments and interest recoveries[1]	(1)	(3)	(1)	(2)	(1)
Day count effect on net interest income versus a 90-day quarter	—	(2)	(2)	(1)	—
Core net interest income[2]	$ 213	$ 211	$ 210	$ 214	$ 203

Net interest margin	1Q19	4Q18	3Q18	2Q18	1Q18
Net interest margin	2.90 %	3.02 %	2.92 %	3.02 %	2.92 %
Bank Mutual acquisition related purchase loan accretion, prepayments and other adjustments	(0.02)%	(0.10)%	(0.07)%	(0.13)%	(0.09)%
Other prepayments and interest recoveries[1]	(0.01)%	(0.05)%	(0.02)%	(0.03)%	(0.01)%
Day count effect on net interest margin versus a 90-day quarter	— %	(0.03)%	(0.03)%	(0.01)%	— %
Core net interest margin[2]	2.87 %	2.84 %	2.80 %	2.86 %	2.82 %

[1]Includes recognition of fees and costs upon repayment or refinancing other than Bank Mutual related.
[2]This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods.

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